SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported): July 18, 2001
                                                 (July 6, 2001)


                             LASERSIGHT INCORPORATED
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              Exact name of registrant as specified in its charter


                                    Delaware
                                    --------
                  State or other jurisdiction of incorporation



           0-19671                                              65-0273162
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   Commission File Number                                    I.R.S. Employer
                                                            Identification No.


        3300 University Boulevard, Suite 140, Winter Park, Florida 32792
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                     Address of Principal Executive offices


   Registrant's telephone number, including area code:      (407) 678-9900
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Item 5.   Other Events

On July 6, 2001, LaserSight completed a $3.0 million equity financing involving Series F convertible participating preferred stock. A copy of the Securities Purchase Agreement, Series F Registration Rights Agreement and Series F Certificate of Designation with BayStar Capital, L.P. and BayStar
International, Ltd. are included as exhibits hereto and are incorporated by reference herein. Subject to certain anti-dilution adjustments, the shares of Series F preferred stock are convertible into shares of LaserSight's common stock on a share for share basis. Subject to certain limited exceptions, the shares of Series F preferred stock are non-voting. The Series F Registration Rights Agreement provides that LaserSight will file a registration statement for the resale of the common stock underlying the Series F preferred stock.

Additionally, if on or prior to October 1, 2001, LaserSight or one of its affiliates receives a written notice from the United States Food and Drug Administration (the "FDA") that its LaserScan LSX(R) excimer laser system has been approved or is approvable by the FDA to treat myopic astigmatism (the "Astigmatism Approval") and the three day volume weighted average price of LaserSight's common stock exceeds $2.75, LaserSight may elect, during the 10 day period following the Astigmatism Approval, to sell 800,000 shares of its Series G convertible participating preferred stock to the purchasers of the Series F preferred stock. The per share purchase price for the Series G preferred stock shall be $2.50 (resulting in an aggregate purchase price of $2,000,000). Alternatively, if LaserSight receives the Astigmatism Approval but does not elect to sell its Series G preferred stock as described above, the purchasers of the Series F preferred stock, for a period of 30 days following the expiration of LaserSight's election period, may elect to purchase shares of Series G preferred stock at a per share purchase price of 85% of the ten day volume weighted average price but limited to an aggregate purchase price of $4,000,000. Subject to certain anti-dilution adjustments, the shares of Series G preferred stock will be convertible into shares of LaserSight's common stock on a share for share basis. Subject to certain limited exceptions, the shares of Series G preferred stock will be non-voting. In the event either LaserSight elects to sell or the purchasers of the Series F preferred stock elect to purchase the Series G preferred stock, LaserSight will enter into the Series G Registration Rights Agreement which will provide that LaserSight will file a registration statement for the resale of the common stock underlying the Series G preferred stock. A copy of the Series G Registration Rights Agreement and Form of Series G Certificate of Designation with BayStar Capital, L.P. and BayStar International, Ltd. are included as exhibits hereto and are incorporated by reference herein.

On July 12, 2001, LaserSight issued a press release describing the equity financing with BayStar Capital, L.P. and BayStar International, Ltd. and providing regulatory and product updates. The press release is included as an exhibit hereto and is incorporated by reference herein.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

          Exhibit 99.1     Press Release dated July 12, 2001

          Exhibit 99.2 Securities Purchase Agreement dated July 6, 2001 among LaserSight Incorporated, BayStar Capital, L.P. and BayStar International, Ltd. The Company undertakes to provide to the Commission upon its request the schedules omitted from this exhibit.

          Exhibit 99.3 Series F Registration Rights Agreement dated July 6, 2001 among LaserSight Incorporated, BayStar Capital, L.P. and BayStar International, Ltd.

          Exhibit 99.4     Series F Certificate of Designation dated July 6,
                           2001.

          Exhibit 99.5 Third Amendment to Rights Agreement dated as of June 29, 2001 between LaserSight Incorporated and American Stock Transfer & Trust Company, as Rights Agent.

          Exhibit 99.6 Series G Registration Rights Agreement dated July 6, 2001 among LaserSight Incorporated, BayStar Capital, L.P. and BayStar International, Ltd.

          Exhibit 99.7     Form of Series G Certificate of Designation.

                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          LaserSight Incorporated



Date:   July 18, 2001                  By: /s/Michael R. Farris
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                                              Michael R. Farris
                                              Chief Executive Officer